Exhibit 10.7

JOINDER TO CREDIT AGREEMENT

This Joinder to Credit Agreement (this “Joinder”) is made as of this 18th day of June, 2010, by and between:

EDELMAN SHOE, INC., a Delaware corporation having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Edelman”); and

BANK OF AMERICA, N.A., a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as Administrative Agent and Collateral Agent for the Lenders party to the Credit Agreement (as defined below) (the “Agent”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

A.           Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as the same may be amended, modified, supplemented or restated, the “Credit Agreement”) by and between, among others, (i) Brown Shoe Company, Inc., Sidney Rich Associates, Inc., Brown Group Retail, Inc., Brown Shoe International Corp., Buster Brown & Co., Bennett Footwear Group LLC and Shoes.com, Inc., (ii) Brown Shoe Company of Canada Ltd, (iii) the Lenders named therein, (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, and (v) Bank of America, N.A., as Lead Issuing Bank.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

B.           Pursuant to that certain Stock Purchase Agreement, dated as of June 4, 2010, by and among the Lead Borrower, Brown Shoe Investment Company, Inc., a wholly-owned Subsidiary of the Lead Borrower (the “Buyer”), and Samuel Edelman, Louise Edelman and John Dulin (collectively, the “Sellers”), the Buyer purchased from the Sellers the outstanding Capital Stock of Edelman not previously owned by the Buyer with the result that Edelman is now a wholly-owned Subsidiary of the Buyer and an indirect wholly-owned Subsidiary of the Lead Borrower.  Such acquisition constitutes the Edelman Acquisition under and as defined in the Credit Agreement.

C.           Pursuant to clause (a) of the definition of “Permitted Acquisition”, the Edelman Acquisition is a Permitted Acquisition so long as among other things, Edelman becomes a Borrower or Facility Guarantor under the Credit Agreement in accordance with the provisions of Section 5.14 thereof.  Edelman is executing and delivering this Joinder in compliance with such requirement.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1.
Joinder and Assumption of Obligations.  Effective as of the date of this Joinder, Edelman hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

a.	join in the execution of, and become a party to, the Credit Agreement as a Borrower, as indicated with its signature below;

b.
be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of a Borrower under the Credit Agreement and the other Loan Documents, in each case, with the same force and effect as if Edelman was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Borrower therein; and

c.	assume and perform all duties and Obligations under the Credit Agreement and the other Loan Documents.

2.
Representations and Warranties.  Edelman hereby (i) represents and warrants that prior to and after giving effect to the Edelman Acquisition, no Default or Event of Default exists or would arise therefrom, and (ii) makes all representations, warranties, and covenants set forth in the Credit Agreement as of the date hereof, except for those representations and warranties set forth in Section 3.4 of the Credit Agreement.  To the extent that any changes in any representations, warranties, and covenants require any amendments to the Schedules to the Credit Agreement, such Schedules are hereby updated, as evidenced by any supplemental Schedules (if any) annexed to this Joinder.

3.
Ratification of Loan Documents.  Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any obligors thereon or collateral security therefor.

4.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

b.
All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

c.	Edelman (and each other Loan Party, to the extent requested by the Agent) shall each have delivered the following to the Agent, in form and substance satisfactory to the Agent:

i.	Certificate of Legal Existence and Good Standing issued by the Secretary of the State of its incorporation or organization.

ii.
Certificate of an authorized officer of the due adoption, continued effectiveness, and setting forth the text, of each corporate resolution adopted in connection with the assumption of obligations under the loan arrangement, and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents, together with true and accurate copies of all organizational documents.

iii.	Execution and delivery by Edelman of the following Loan Documents:

a)	Allonges to Revolving Credit Notes;

b)	Allonge to Swingline Note;

c)	Joinder to Guaranty;

d)	Joinder to Security Agreement;

e)	Joinder to Fee Letter; and

f)	Such other documents and agreements as the Agent may reasonably require.

d.
The Agent shall have received a favorable written legal opinion of the Loan Parties’ counsel addressed to the Agent and the other Secured Parties, covering such matters relating to Edelman and/or the Loan Documents as the Agent shall reasonably request.

e.
The Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent.

f.
All costs and expenses incurred by the Agent in connection with the preparation and negotiation of this Joinder and related documents (including the fees and expenses of counsel to the Agent) shall have been paid in full.

g.	No Default or Event of Default shall have occurred and be continuing.

h.	The Loan Parties shall have executed and delivered to the Agent such additional documents, instruments, and agreements as the Agent may reasonably request.

5.	Miscellaneous.

a.
This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.
This Joinder expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.
Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

d.
The Loan Parties shall pay all costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Joinder.

e.
Edelman warrants and represents that it has consulted with independent legal counsel of its selection in connection with this Joinder and is not relying on any representations or warranties of the Agent or the Lenders or their counsel in entering into this Joinder.

f.
THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS PRINCIPLES RELATING TO CHOICE AND CONFLICTS OF LAW), BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

EDELMAN SHOE, INC.

By:	/s/ Thomas H. Lucas
Name:	Thomas H. Lucas
Title:	Senior Vice President, Finance and Corporate Development and Treasurer

Acknowledged and Agreed:

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BUSTER BROWN & CO.
BROWN SHOE INTERNATIONAL CORP.
BENNETT FOOTWEAR GROUP LLC
SHOES.COM
as to each of the foregoing

By:	/s/ Thomas H. Lucas
Name:	Thomas H. Lucas
Title:	Senior Vice President, Finance and Corporate Development

BROWN SHOE COMPANY OF CANADA LTD

By:	/s/ Thomas H. Lucas
Name:	Thomas H. Lucas
Title:	Senior Vice President, Finance and Corporate Development

BANK OF AMERICA, N.A., Administrative Agent and Collateral Agent

By:	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Principal